UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 25, 2006

Date of report (Date of earliest event reported)

SUPER LUCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	33-1123472
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Rm 1901-2, Lucky Building 39 Wellington Street, Central, Hong Kong 852-2802 8663 (Address and telephone number of principal executive offices and principal place of business)
Gary S. Joiner, Esq. Frascona, Joiner, Goodman & Greenstein, P.C. 4750 Table Mesa Drive, Boulder, Colorado 80305 (303) 494-3000 (Name, address and telephone number of agent for service)

ITEM 5.02

Election of Directors; Appointment of Principal Officers

On October 25, 2006, the Company, through a resolution of the Board of Directors, appointed Karen Ka Wen Mo as a director of the Company and Aliana Ching Yee Chiu as Secretary of the Company.  Ms. Chiu and Ms. Mo do not have employment agreements with the Company.

Ms. Karen Ka Wen Mo has been a Director of Super Luck since October 2006. She obtained a Bachelor degree in Laws from the University of Hong Kong in 1997 and was admitted as a qualified solicitor in Hong Kong in 2000.   Since that time, Ms. Mo has been, and is now, a practicing solicitor in Hong Kong, specializing in corporate and commercial works. She is the spouse of Mr. Wilson Cheung.

Ms. Aliana Ching Yee Chiu has been the Secretary of Super Luck since October 2006. She oversees the general and administrative tasks of the Company. She has worked for Mr. Cheung’s company. Easterly Financial Investment Limited, since October 2005. Ms. Chiu worked for the Hong Kong Policy Research Institute (HKPRI) as a research officer from April 2004 to October 2005. Prior joining the HKPRI, Ms. Chiu worked in AC Nielsen (Hong Kong), a market research company, as a marketing executive. She graduated from the Hong Kong Baptist University with a Bachelor degree in Science.

Ms. Chiu purchased 20,000 shares of the Company at a price of $0.001 per share on June 22, 2006.  The securities were not registered under the Securities Act of 1933.  The Company completed the offerings pursuant to Regulation S of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER LUCK, INC.

Date: November 3, 2006	By: /s/ Wilson Kin Cheung Wilson Kin Cheung, President and Director